UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2020, Fossil Group, Inc. (the “Company”) appointed Mr. Sunil M. Doshi, age 48, as Senior Vice President, Global Finance and Accounting, and Chief Accounting Officer of the Company. From February 2019 to June 5, 2020, Mr. Doshi served as Chief Financial Officer of Mitra QSR, the third largest domestic franchisee of KFC restaurants. From October 2015 to January 2019, Mr. Doshi served as Chief Financial Officer of Zoes Kitchen. From February 2014 to October 2015, Mr. Doshi served as Chief Financial Officer, Americas Region of the Company. He also served as Vice President, Global Retail of the Company from February 2012 to February 2014.

Mr. Doshi will be paid an annual base salary of $440,000 and benefits consistent with the Company’s executive compensation policies. In addition, on July 15, 2020, Mr. Doshi will receive a grant of 40,000 restricted stock units pursuant to the Company’s 2016 Long-Term Incentive Plan in connection with his appointment. One third of the award will vest annually on July 15 in each of 2021, 2022 and 2023, provided that Mr. Doshi is continuously employed by the Company from and after the award date and through each such anniversary date. Mr. Doshi will also receive a sign on bonus of $93,500 and a guaranteed cash bonus in March 2021 of $120,000, provided that Mr. Doshi is continuously employed by the Company until the date of payment.
There are no arrangements or understandings between Mr. Doshi and any other persons pursuant to which Mr. Doshi was named Senior Vice President, Global Finance and Accounting, and Chief Accounting Officer of the Company. Mr. Doshi does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Doshi does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Doshi’s appointment as Senior Vice President, Global Finance and Accounting, and Chief Accounting Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release, dated June 16, 2020, announcing the appointment of Mr. Sunil M. Doshi.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020

FOSSIL GROUP, INC.

	By:	/s/ JEFFREY N. BOYER
	Name:	Jeffrey N. Boyer
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer